                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                BNS HOLDING, INC.

                                   SECTION 1.
                          CERTIFICATE OF INCORPORATION

     The name and the nature of the  business  or  purposes  of the  corporation shall be as set forth in its Certificate of  Incorporation.  These By-Laws shall be  subject  to  all  requirements  and  provisions  of  law  applicable  to the corporation  and to all  requirements  and  provisions  of  the  Certificate  of
Incorporation.  In these By-Laws, references to the Certificate of Incorporation mean the provisions of the Certificate of Incorporation (as that term is defined in the General  Corporation  Law of Delaware) of the corporation as from time to time in  effect,  and  reference  to  these  By-Laws  or to any  requirement  or provision of law means these By-Laws or such  requirement or provision of law as from time to time in effect.

                                   SECTION 2.
                                  STOCKHOLDERS

     2.1. ANNUAL MEETING. The annual meeting of stockholders shall be held at 10
o'clock in the  forenoon on the fourth  Thursday  of April in each year,  unless that day be a legal  holiday at the place  where the  meeting is to be held,  in which case the meeting shall be held at the same hour on the next succeeding day which is not a Saturday or Sunday and is not a legal  holiday,  or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the  meeting,  at which they shall  elect a Board of
Directors and transact such other business as may be required by law or by these
By-Laws or as may be specified by the Chief  Executive  Officer or by a majority of the  directors  then in office or by vote of the  Board of  Directors  and of which notice was given in the notice of the meeting.

     If the annual  meeting for election  for  directors is not held on the date designated  therefor,  the directors  shall cause the meeting to be held as soon thereafter as convenient.

     2.2. SPECIAL MEETINGS.  A special meeting of the stockholders may be called at any  time  by  the  Chairman  or by the  President  or by a  majority  of the
Directors  then in office or by vote of the  Board of  Directors.  Any such call shall state the time, place and purposes of the meeting.

     2.3. PLACE OF MEETINGS.  All meetings of the stockholders  shall be held at the principal office of the corporation in the Town of Middletown,  Rhode Island or at such other place within the United  States as shall be  designated  by the
Chief  Executive  Officer or by a majority of the directors then in office or by vote of the Board of  Directors.  Any  adjourned  session of any  meeting of the stockholders shall be held at the place designated in the vote of adjournment.

     2.4. NOTICE OF MEETINGS. Except as otherwise provided by law and subject to
Section 6 hereof,  a written or printed notice of each meeting of  stockholders, stating the place,  date and hour and the  purpose or  purposes of the  meeting, shall be given not less than ten nor more than sixty days  before the meeting to each stockholder  entitled to vote thereat, and to each stockholder who, by law, by the Certificate of Incorporation or by these By-Laws is entitled to notice by leaving  such notice with him or at his  residence or usual place of business or by depositing such notice in the Unites States mail, postage pre-paid, addressed to  such  stockholder  at  his  address  as it  appears  on the  records  of the corporation.  Such  notice  shall  be  given by the  Secretary  or an  Assistant
Secretary or by an officer designated by the Board of Directors. If a meeting is adjourned  to another time or place,  notice need not be given of the  adjourned meeting  if the time  and  place  are  announced  at the  meeting  at which  the adjournment  is taken,  except that if the  adjournment  is for more than thirty days,  or if after the  adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting and to each stockholder who, by law, by the  Certificate  of  Incorporation  or by these  By-Laws is entitled to notice  thereof,  in the same manner as would the original notice of any meeting be given.

          2.4.1. CONDUCT OF MEETINGS.  The officer of the corporation  presiding at any meeting of stockholders shall have sole and conclusive responsibility for controlling the conduct of all meetings of  stockholders,  and shall in his best judgment  conclusively  determine  whether any item is  business  entitled to be presented to the meeting, the order in which any such business shall come before the  meeting,  the  stockholders  entitled  to  address  the  meeting  or to ask questions  from the floor (and he may  impose  reasonable  restrictions  on such addresses or questions) and shall determine all other matters of procedure.  The presiding officer may impose  reasonable  restrictions on any persons other than stockholders  of record or their  duly  appointed  proxies  who may  attend  the meeting,  and may deny  admittance  of any  person  to the  meeting  other  than stockholders  of record or their duly appointed  proxies who in his judgment has disrupted any meeting of  stockholders  in the past, or is likely to disrupt the meeting  to which  such  person  seeks  admittance.  He may eject or cause to be ejected from the meeting any person,  whether or not a stockholder  of record or duly appointed  proxy,  who is disruptive and may use such reasonable  force and take such other security measures as he considers reasonable.

     2.5.  VOTING AND PROXIES.  Subject to the provisions of the  Certificate of
Incorporation  and to Section 7 of these  By-Laws,  each  stockholder  of record shall at every  meeting of the  stockholders  be  entitled  to one vote for each share of the capital  stock held by him on any matter as to which he is entitled to vote.  Each  stockholder  entitled to vote at a meeting of  stockholders  may authorize  another person or persons to act for him by proxy, but no proxy shall be voted or acted  upon  after  three  years  from its date,  unless  said proxy provides for a longer  period.  Persons  holding  stock in a fiduciary  capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the  corporation he shall have expressly  empowered the pledgee to vote thereon, in which case only the pledgee,  or his proxy, may represent said stock and vote thereon.

     If the shares stand of record in the names of two or more persons,  whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise,  or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation

                                      -2-

is given  written  notice to the contrary  and is  furnished  with a copy of the instrument or order appointing them or creating the  relationship  wherein it is so provided, their acts with respect to voting shall have the following effect:

     (1) If only one votes, his act binds all;

     (2) If more than one vote, the act of the majority so voting binds all;

     (3) If more than one vote,  but the vote is evenly split on any  particular matter, each faction may vote the securities in question proportionally,  or any person voting the shares,  or a  beneficiary,  if any, may apply to the Court of
Chancery of the State of  Delaware or such other Court as may have  jurisdiction to appoint an  additional  person to act with the  persons so voting the shares, which shall then be voted as  determined  by a majority of such  persons and the person  appointed by the Court.  If the  instrument so filed shows that any such tenancy is held in unequal interests,  a majority or even split for the purposes of these By-Laws shall be a majority or even-split in interest.

     In case of the death,  bankruptcy,  minority  or mental  incapacity  of any stockholder the person entitled to transfer his shares shall be entitled to vote in respect of such shares,  and if there shall be more than one such person, the right to vote shall be the same as if the shares stood of record in the names of two or more persons,  as provided above. A vote given in accordance with a proxy shall  be  valid  notwithstanding  the  previous  death  of the  stockholder  or revocation of the proxy unless information in writing of the death or revocation shall have been previously received by the Secretary of the corporation.  Shares of the capital stock of the corporation  belonging to the corporation  shall not be voted upon,  directly or indirectly,  provided,  however,  that this sentence shall not be construed as limiting  the right of the  corporation  to vote stock held by it in a fiduciary capacity.

     2.6. LIST OF  STOCKHOLDERS.  The Secretary shall prepare and make, at least ten  days  before  every  meeting  of  stockholders,  a  complete  list  of  the stockholders  entitled to vote at said meeting,  arranged in alphabetical  order and showing the address of each stockholder and the number of shares  registered in the name of each  stockholder.  Such list shall be open,  at the place  where said meeting is to be held or at such other place in the city where such meeting is to be held as may be specified in the notice of the meeting,  for a period of at least ten days,  for the  examination  of any  stockholder,  for any  purpose germane  to the  meeting,  and  during  ordinary  business  hours,  and shall be produced  and kept at the time and place of the  meeting  during  the whole time thereof,  and subject to the inspection of any  stockholder  who may be present.
The stock ledger shall be the only evidence as to who are stockholders  entitled to examine  the stock  ledger or such list,  or to vote in person or by proxy at such meeting,  or, subject to the  provisions of Section 9 of these By-Laws,  to inspect the accounts or books of the corporation.

     2.7.  QUORUM OF  STOCKHOLDERS.  Except as  otherwise  provided by law,  the
Certificate  of  Incorporation   or  these  By-Laws,   at  any  meeting  of  the
stockholders  a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter,  except that where a separate vote by a class
or  classes  or  series   thereof  is  required  by  law,  the   Certificate  of
Incorporation  or these  By-Laws a majority of the votes  entitled to be cast by such class or classes (or series thereof) shall constitute a quorum with respect to that matter. Any stock of the corporation belonging to the corporation at the time of any record  date for  meeting or any  adjourned  session  thereof  shall

                                      -3-

neither be entitled to vote nor counted for quorum purposes;  provided, however, that  this  sentence  shall  not be  construed  as  limiting  the  right  of the corporation  to vote  its own  stock  held by it in a  fiduciary  capacity.  Any meeting may be adjourned  from time to time by a majority of the votes  properly cast upon the question, whether or not a quorum is present.

     2.8.  JUDGES  OF  ELECTION.  Whenever  a vote  is  taken  at a  meeting  of stockholders the proxies and ballots, if any, shall be received and taken charge of and all questions  relating to the qualification of votes and the validity of proxies and ballots and the  acceptance  and  rejection of proxies,  ballots and votes shall be decided by two Judges of Election.  Such Judges of Election shall be appointed by the Board of Directors before or at the meeting of stockholders, and if no such appointment shall have been made, then by the stockholders at the meeting.  If for any reason either the Judges of Election  previously  appointed shall  fail to attend or refuse or be unable to serve,  a Judge of  Election  in place-of  any so  failing  to attend  or  refusing  or unable to serve  shall be appointed either by vote of directors or by the stockholders at the meeting.

     2.9. ACTION BY VOTE.  When a quorum is present at any meeting,  a plurality of the votes  properly  cast for  election  to any  office  shall  elect to such office,  and a majority of the votes  properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Certificate of Incorporation or by these By-Laws.

                                   SECTION 3.
                               BOARD OF DIRECTORS

     3.1. NUMBER. Except as otherwise provided in Section 3.2 below, there shall be a Board of Directors composed of such number of directors,  not less than two
(or five after the 2005  Annual  Meeting)  nor more than ten as may from time to time be fixed by the stockholders or by the directors and elected as provided by law and by these By-Laws.  Within the foregoing limits,  the number of directors maybe increased to any number  permitted by law at any time or from time to time by  the  stockholders  or by the  directors.  The  number  of  directors  may be decreased to any number  permitted by the  foregoing  item at any time either by the  stockholders or by the directors,  but only upon the expiration of the term of office of any  director or to eliminate  vacancies  existing by reason of the death,  resignation or removal of one or more  directors  provided that any such decrease shall not be inconsistent  with the terms of that certain  Shareholders
Agreement to be entered into by the  Corporation in connection  with the Closing under that certain  Acquisition  Agreement dated as of June 10, 1994 between the
Corporation and Finmeccanica S.p.A.

     3.2. [omitted]

     3.3.  POWERS OF BOARD OF  DIRECTORS.  No  director  need be a  stockholder.
Except as otherwise specified in these By-Laws, references in these By-Laws to a majority of the  directors  then in office shall mean such a majority but in any case not less than one-third of the whole board nor less than two directors. The business  and  affairs  of the  corporation  shall be  managed  by the  Board of
Directors.  In  addition  to the  powers  expressly  conferred  on the  Board of

                                      -4-

Directors by these By-Laws and by the Certificate of Incorporation, the Board of
Directors  may  exercise  all the powers of the  corporation  except such as are expressly  conferred  upon the  stockholders  by law, or by the  Certificate  of
Incorporation or by these By-Laws.

     3.4.  TENURE.  Except as  otherwise  provided by law,  the  Certificate  of
Incorporation  or by these  By-laws,  each director  shall hold office until the next annual  meeting and until his  successor is elected and  qualified  (unless there is no  successor  as a result of a decrease in the number of  directors in accordance with Section 3.1) or until his earlier resignation, removal or death.

     3.5.  VACANCIES.  Vacancies  (including  the entire  remaining term and any vacancy  occurring  by reason of the  failure to elect  directors  to the number fixed  pursuant to Section 3.1) and any newly  created  directorships  resulting from any increase in the authorized  number of directors,  may be filled by vote of a majority of the directors then in office,  although less than a quorum,  or by a sole remaining  director.  When one or more directors shall resign from the board,  effective at a future date, a majority of the  directors  then in office shall  have  power to fill  such  vacancy  or  vacancies,  the vote or action by writing  thereon to take  effect when such  resignation  or  resignations  shall become effective.

     3.6.  COMMITTEES.  The Board of Directors  may, by resolution  adopted by a majority  of the  whole  board,  (a)  designate,  change  the  membership  of or terminate the existence of any committee or committees,  including the Executive
Committee,  each  committee  to  consist  of two or more of the  directors;  (b)
designate  one or more  directors  as alternate  members of any such  committee, including the Executive  Committee,  who may replace any absent or  disqualified member at any meeting of the  committee;  and (c)  determine the extent to which each such  committee,  including  the  Executive  Committee,  shall have and may exercise the powers of the Board of Directors in the  management of the business and affairs of the corporation, including the power to authorize the seal of the corporation  to be affixed to all papers  which may require it,  except that the
Executive Committee,  which shall consist of not less than two or more than five of the  directors  elected from and by the Board of Directors  and shall include the Chief Executive Officer, who shall be chairman of the committee,  shall have and may exercise,  when the Board of Directors is not in session, all the powers of the Board of Directors in the  management  of the business and the affairs of the  corporation  and may authorize the seal of the corporation to be affixed to all papers  which may require it,  except as may be from time to time  otherwise specifically  reserved by the Board of Directors to itself by resolution adopted by majority of the whole board. In the absence or disqualification of any member of any committee,  the member or members  thereof present at any meeting and not disqualified from voting,  whether or not constituting a quorum, may unanimously appoint  another  member of the Board of  Directors to act at any meeting in the place of any such absent or  disqualified  member.  Except as the  directors may otherwise  determine,  any  committee  may make  rules  for the  conduct  of its business.

     3.7.  REGULAR  MEETINGS.  Regular meetings of the Board of Directors may be held  without  call or notice at such  places  (within or  without  the State of
Delaware  or the United  States) and at such times as the board may from time to time determine,  provided that notice of the first regular meeting following any such determination shall be given to absent directors.  A regular meeting of the directors may be held without call or notice  immediately  after and at the same place as the annual meeting of the stockholders.

                                      -5-

     3.8.  SPECIAL  MEETINGS.  Special meetings of the Board of Directors may be called by the Chairman of the Board or by two or more  directors and may be held at any time and at any place  (within or without  the State of  Delaware  or the
United States) designated in the call of the meeting,  reasonable notice thereof being given to each  director by the  Secretary or an Assistant  Secretary or by the officers or one of the directors calling the meeting.

     3.9. NOTICE.  It shall be sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting  addressed  to him at his usual or last known  business or residence address or to give notice to him in person or by telephone at least  twenty-four hours before the meeting.  Notice of a meeting need not be given to any director who waives notice as provided in Section 6. Notice of a meeting need not specify the purposes of the meeting.

     3.10.  QUORUM.  Except  as  may  be  otherwise  provided  by  law,  by  the
Certificate of Incorporation or these By-Laws,  at any meeting of the directors, a majority of the directors then in office shall  constitute a quorum;  a quorum shall not in any case be less than  one-third  of the total  number of directors nor less than two directors. Any meeting may be adjourned from time to time by a majority  of the  votes  cast  upon the  question,  whether  or not a quorum  is present, and the meeting may be held as adjourned without further notice.

     3.11.  ACTION BY VOTE.  Except as may be otherwise  provided by law, by the
Certificate of  Incorporation  or these  By-Laws,  the vote of a majority of the directors  present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     3.12. EMERGENCY PROVISIONS.  During the existence of an emergency a meeting of the Board of Directors  or a committee  thereof may be called by any officers or  directors  by giving  notice to such  directors  and  officers  as it may be feasible  to  reach  at the  time  and by such  means  as may be  feasible,  the directors in attendance,  but not less than two,  shall  constitute a quorum and officers  or  other  persons  designated  on a list  approved  by the  Board  of
Directors  before  the  emergency  shall,  to the extent  required  to provide a quorum, be deemed directors for such meeting. An emergency for purposes of these
By-Laws  shall  include  any  emergency  resulting  from an attack on the United
States or on a  locality  in which the  corporation  conducts  its  business  or customarily  holds  meetings of the Board of Directors or the  stockholders,  or during  any  nuclear  or  atomic  disaster,  or  during  the  existence  of  any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors thereof cannot readily be convened for action. Nothing in this Section 3.12 shall be exclusive of any other  provisions  for  emergency powers which may be from time to time adopted by the corporation.

     3.13.  ACTION BY WRITING.  Any action  required or permitted to be taken at any meeting of the Board of Directors or of any  committee  thereof may be taken without a meeting if all members of the board or of any such  committee,  as the case may be,  consent  thereto in writing and the writing or writings  are filed with the minutes of the  proceedings  of the board or of such  committee.

                                      -6-

     3.14. NOMINATION OF DIRECTORS.

          (a)  Eligibility  to Make  Nominations.  Nominations of candidates for election as directors at any meeting of stockholders called for election of directors  (sometimes  referred to as an "Election Meeting") may be made by the board or a  committee  of the board or by any  stockholder  entitled to vote for such  director at such Election  Meeting in  accordance  with this
     Section 3.14.

          (b) Procedure for  Nominations by the board.  Nominations by the board shall  be made not  fewer  than 30 days  prior  to the date of an  Election
     Meeting.  At the request of the  Secretary,  each  proposed  nominee  shall provide the  corporation  with such  information  concerning  himself as is required under the rules of the  Securities  and Exchange  Commission to be included in the corporation's  proxy statement  soliciting  proxies for the election  of  such  nominee  as  a  director  and  such  other  information considered appropriate by the board or the Secretary.

          (c) Procedure for  Nominations by  Stockholders.  Any  stockholder who intends to make a  nomination  at such  Election  Meeting  shall  deliver a written  notice  to the  Secretary,  stating  his  intention  to make  such nomination, not later than (i) with respect to an election to be held at an annual meeting of stockholders, sixty days prior to the anniversary date of the  immediately  preceding  annual  meeting,  and (ii) with  respect to an election to be held at a special meeting of  stockholders  for the election of directors,  the close of business on the tenth day following the date on which  notice of such  meeting is first given to  stockholders.  The notice shall set forth (i) the name, age,  business address and residence  address of each nominee proposed in such notice,  (ii) the principal  occupation or employment  of each such  nominee,  (iii) the  number of shares of  capital stock of the corporation which are beneficially owned by each such nominee,
     (iv) a  description  of all  arrangements  or  understandings  between  the stockholder  and each nominee and any other person or persons  (naming such person or persons)  pursuant to which the nomination or nominations  are to be made by the stockholder,  and (v) such other information concerning each such nominee as would be required,  under the rules of the  Securities  and
     Exchange  Commission,  in a  proxy  statement  soliciting  proxies  for the election of such nominee as a director.  Such notice shall include a signed consent of each such nominee to serve as a director of the corporation,  if elected.  Such  nominee  shall  also  upon  request  promptly  provide  the corporation with such other information considered appropriate by the board or the Secretary.

          (d)  Substitution  of  Nominee.  In the event that a person is validly designated as a nominee in accordance  with  Subsection  (b) or (c) of this
     Section 3.14, and shall thereafter  become unable or unwilling to stand for election  to  the  Board  of  Directors,  the  Board  of  Directors  or the
     stockholder who proposed such nominee,  as the case may be, may designate a substitute nominee upon delivery not fewer than five days prior to the date of an Election  Meeting of a written notice to the Secretary  setting forth such  information  regarding  such  substitute  nominee  as would have been required to be delivered to the Secretary pursuant to Subsection (b) or (c)
     of this Section 3.14 as the case may be, had such  substitute  nominee been initially proposed as a nominee. Such notice shall include a signed consent

                                      -7-

     of each substitute  nominee to serve as a director of the  corporation,  if elected.

          (e)  Petition  in Support of  Nomination.  Nominations  of persons for election as directors,  other than  nominations  submitted on behalf of the incumbent Board of Directors,  must be accompanied by a petition in support of such  nominations  signed by at least 100  record  holders  of shares of capital stock of the corporation  entitled to vote in the elections of such director,  holding in the aggregate not less that 1% of the voting power of the  shares of capital  stock of the  corporation  entitled  to vote in the elections  of such  director  outstanding  as of the date such  petition is submitted.

          (f)  Compliance  with  Procedures.  If the  presiding  officer  at the
     Election Meeting determines that a nomination of any candidate for election as a director was not made in accordance with the applicable  provisions of this Section 3.14 he shall refuse to acknowledge  such  nomination and such nomination shall be void, provided,  however,  that nothing in this Section
     3.14  shall be deemed to limit any class  voting  rights  (if any) upon the occurrence of dividend  arrearages  provided to holders of preferred  stock pursuant to a preferred stock designation.

                                   SECTION 4.
                               OFFICERS AND AGENTS

     4.1. ENUMERATION;  QUALIFICATION. The officers of the corporation shall be:
a President, a Vice President-Finance,  a Treasurer, a Secretary, and such other officers,  if any,  as the Board of  Directors  may in its  discretion  elect or choose,  including but not limited to a Chairman of the Board, one or more other
Vice Presidents  (which may have such  designations as are fixed by the Board of
Directors), and a Controller. The corporation may also have such agents, if any, as the Board of Directors may in its discretion  choose. If the office of an any officer become  vacant,  the Board of Directors may elect or choose a successor.
Any  officer  may be required  by the  directors  to give bond for the  faithful performance  of his  duties  to the  corporation  in such  amount  and with such sureties as the directors may determine. No officer need be a stockholder.

     4.2.  POWERS.  Subject to law,  each officer shall have, in addition to the duties and powers set forth in these By-Laws, and subject to these By-Laws, such duties and powers as are  commonly  incident  to his office and such  duties and powers as the Board of Directors may from time to time designate.

     4.3.  ELECTION.  The  officers  may be  elected  or  chosen by the Board of
Directors  at  their  first  meeting   following  the  annual   meeting  of  the
stockholders  or at any other time, and a vacancy in any office may be filled by the  Board of  Directors  at any time.  Any two  offices,  other  than that of a principal  office and an assistant  in the same office,  may be held by the same person.

     4.4. TENURE.  Each officer shall hold office until the first meeting of the
Board of Directors  following the next annual  meeting of the  stockholders  and until his successor is chosen and qualified,  unless a shorter period shall have been specified by the terms of his election or  appointment,  or until he sooner

                                      -8-

dies, resigns, is removed or becomes  disqualified.  Each agent shall retain his authority at the pleasure of the Board of Directors.

     4.5. CHAIRMAN OF THE BOARD; PRESIDENT,  VICE PRESIDENT-FINANCE;  OTHER VICE
PRESIDENTS.  The Chairman of the Board, if one is elected,  or the President (if no  Chairman  is  elected)  shall,  except  as  otherwise  voted by the Board of
Directors,  preside at all meetings of the  stockholders and all meetings of the
Board of Directors at which he is present.  The Chairman of the Board shall have such  other  duties  appropriate  to the  Chairman  of the Board as the Board of
Directors  shall from time to time  designate.  The President shall be the chief executive  officer  of the  corporation  and shall have the  general  direction, control and management of the business and affairs of the  corporation,  subject to the control of the Board of Directors and the Executive Committee,  and shall have such other duties and powers as the Board of  Directors  shall from time to time  designate.  The  President  shall be the chief  operating  officer  of the corporation except as otherwise voted by the Board.

     The Vice  President-Finance  shall be the chief  financial  officer  of the corporation  and shall  have such other  duties and powers as may be  designated from time to time by the Board of Directors or by the President.

     Any other Vice  Presidents  shall  have such  duties and powers as shall be designated from time to time by the Board of Directors or by the President.

     4.6. TREASURER AND ASSISTANT  TREASURERS.  The Treasurer shall be in charge of its funds,  securities and valuable  papers.  He shall have such other duties and powers as may be designated from time to time by the Board of Directors. Any
Assistant  Treasurers  shall have such duties and powers as shall be  designated from  time  to  time by the  Treasurer.  In the  absence  of the  election  of a
Treasurer, the Vice President-Finance shall have all of the powers and duties of the Treasurer.

     4.7. CONTROLLER AND ASSISTANT  CONTROLLERS.  If a Controller is elected, he shall be the chief accounting  officer of the corporation and shall be in charge of its books of account and accounting records and of its accounting procedures.
He shall have such other  duties  and powers as may be  designated  from time to time by the Board of Directors.

     Any  Assistant  Controllers  shall have such  duties and powers as shall be designated from time to time by the Controller.

     4.8.  SECRETARY AND ASSISTANT  SECRETARIES.  The Secretary shall record all the proceedings of the meetings of the  stockholders,  of the Board of Directors and of the Executive Committee of the Board of Directors,  in the books kept for that purpose. In his absence from any such meeting an Assistant Secretary, or if there be none or he is absent, a temporary Secretary chosen at the meeting shall record the proceedings thereof.

     The Secretary shall have custody of the corporation's seal and shall be the custodian of all records of the  corporation  (including  the stock ledger which may, however,  be kept by any transfer agent or agents of the  corporation).  He shall have such other duties and powers as may be  designated  from time to time by the Board of Directors.

                                      -9-

     Any  Assistant  Secretaries  shall have such  duties and powers as shall be designated from time to time by the Secretary.

                                   SECTION 5.
                            RESIGNATIONS AND REMOVALS

     Any  director  or  officer  may  resign  at  any  time  by  delivering  his resignation  in writing to the President or the Secretary or to a meeting of the
Board of  Directors.  Such  resignation  shall  take  effect at the time  stated
therein,  or if no time be so stated  then upon its  delivery,  and  without  in either case the necessity of its being accepted unless the resignation  shall so state.

     The Board of Directors may by resolution adopted by a majority of the whole board at any time remove from office any officer  either with or without  cause.
The Board of Directors may at any time  terminate or modify the authority of any agent.

     No director  or officer  resigning,  and  (except  where a right to receive compensation shall be expressly provided in a duly authorized written agreement)
no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal,  or any right to damages on account of such removal,  whether his compensation be by the month or by the year or otherwise.

                                   SECTION 6.
                                WAIVER OF NOTICE

     Whenever any notice is required to be given by law or under the  provisions of the  Certificate  of  Incorporation  or of these  By-Laws,  a written  waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time  stated  therein or  otherwise  fixed for the meeting or other event for which  notice is waived,  shall be deemed  equivalent  to such notice.
Neither  the  business to be  transacted  at, nor the purpose of, any meeting or such other event need be  specified in any written  waiver or notice,  except to the extent otherwise  required by law, the Certificate of Incorporation or these
By-Laws.

                                   SECTION 7.
                   TRANSFER OF SHARES OF STOCK AND RECORD DATE

     7.1.  TRANSFER ON BOOKS.  The transfer of stock of the  corporation and the certificates  which represent the stock of the corporation  shall be governed by the law of the Sate of Delaware.  Except as may be otherwise  required by law or by the  provisions of Section 7.2 of these  By-Laws,  the  corporation  shall be entitled to treat the record holder of stock as shown on its stock ledger as the owner of such  stock for all  purposes  until  the  shares  have  been  properly transferred  on the  stock  ledger of the  corporation.  It shall be the duty of every stockholder to notify the corporation of his mail address.

     7.2.  RECORD  DATE.  In  order  that  the  corporation  may  determine  the stockholders  entitled to notice of or to vote at any meeting of stockholders or any  adjournment  thereof,  the Board of Directors may fix a record date,  which record  date shall not  precede  the date upon which the  resolution  fixing the record date is adopted by the board of  directors,  and which  record date shall not be more than sixty nor less than ten days  before the date of such  meeting.
If no such record date is fixed by the board of  directors,  the record date for

                                      -10-

determining  the  stockholders  entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given,  or, if notice is waived,  at the close of business on the day next preceding the day on which the meeting is held. A determination  of stockholders  of  record  entitled  to  notice  of or to  vote at a  meeting  of stockholders shall apply to any adjournment of the meeting;  provided,  however, that the board of directors may fix a new record date for the adjourned meeting.
In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other  distribution  or allotment of any rights or to exercise any rights in respect of any change,  conversion  or exchange of stock, or for the purpose of any other lawful action,  the board of directors may fix a record  date,  which  record  date  shall not  precede  the date upon  which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such payment, exercise or other action. If no such record date is fixed, the record date for determining  stockholders for any such purpose  shall be at the  close of  business  on the day on which  the  board of directors adopts the resolution relating thereto.

                                   SECTION 8.
                               STOCK CERTIFICATES

     Every  holder  of stock in the  corporation  shall  be  entitled  to have a certificate or certificates signed by, or in the name of the corporation, by the
Chairman of the Board,  the President or a Vice President,  and by the Treasurer
or an Assistant  Treasurer,  or the  Secretary or an Assistant  Secretary of the
corporation certifying the number of shares owned by him in such corporation. If such certificate is signed (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the  signatures of the officers of the  corporation  and the corporate  seal, if any, upon such certificate may be facsimiled,  engraved or printed.  In case any officer  who has signed or whose  facsimile  signature  has been  placed  upon a certificate  shall have  ceased to be such  officer,  whether  because of death,
resignation  or  otherwise,   before  such   certificate  is  delivered  by  the
corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signs such certificate or whose facsimile  signature  shall have been used  thereupon  had not ceased to be such officer  of the  corporation.  Certificates  of stock  shall be in such  form as shall,  in conformity  with law, be prescribed from time to time by the Board of
Directors.

     In the case of the  alleged  loss or  destruction  or the  mutilation  of a certificate  of stock, a duplicate  certificate  may be issued in place thereof, upon such terms in conformity with law as the Board of Directors may prescribe.

                                   SECTION 9.
                        INSPECTION OF ACCOUNTS AND BOOKS

     No account or book of the  corporation  shall be open to the  inspection of any  stockholder  (except  as  provided  by the laws of  Delaware)  unless  such inspection in any case shall have been  authorized by a resolution of a majority of the entire Board of Directors  who shall be the sole judges as to whether any such inspection  shall be allowed and the  stockholders'  rights in this respect are and shall be restricted and limited accordingly.

                                      -11-

                                  SECTION 10.
          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

     This  corporation  shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any  threatened,  pending or completed  action,  suit,  proceeding  or claim, whether civil, criminal,  administrative or investigative, by reason of the fact that such  person is or was or has  agreed to be a  director  or officer of this corporation or any direct or indirect subsidiaries of this corporation, or while such a director or officer is or was serving at the request of this  corporation as a director,  officer, partner, trustee, employee or agent of any corporation, partnership,  joint venture,  trust or other enterprise,  including service with respect to employee benefit plans,  against expenses (including  attorney's fees and  expenses),  judgments,  fines,  penalties  and amounts  paid in  settlement incurred in connection with the investigation,  preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require  this  corporation  to  indemnify  or advance  expenses to any person in connection with any action,  suit,  proceeding,  claim or counterclaim initiated  by or on behalf of such  person.  Such  indemnification  shall not be exclusive of other indemnification  rights arising under any By-Law,  agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the  heirs  and  legal  representatives  of  such  person.  Any  person  seeking indemnification  under this  Section 10 shall be deemed to have met the standard of  conduct  required  for such  indemnification  unless the  contrary  shall be established.

                                   SECTION 11.
                                 CORPORATE SEAL

     The seal of the  corporation  shall bear the name of the  corporation,  the year and state in which it was  organized.  An  impression of said seal shall be placed upon this record.

                                   SECTION 12.
                               EXECUTION OF PAPERS

     Except as the Board of  Directors  may  generally  or in  particular  cases authorize  the  execution  thereof in some  other  manner,  all  deeds,  leases, transfers, contracts,  agreements,  debentures, bonds, notes, checks, drafts and other obligations made,  accepted or endorsed by the corporation shall be signed by the Chairman of the Board, or the President, or the Vice President-Finance or
one of the other Vice Presidents or the Treasurer, and the signature of any such officer may be facsimile and in case any such officer who shall have signed,  or whose facsimile  signature shall have been used on any debenture,  note or other document cease to be such officer of the corporation,  whether because of death, resignation,  or otherwise,  before such debenture, note or other document shall have been delivered by the corporation,  such debenture,  note or other document may  nevertheless  be adopted by the  corporation and be issued and delivered as through the person who signed such  debenture,  note or other  document or whose facsimile  signature  shall  have been used  thereon  had not  ceased to be such officer and the delivery of any such debenture,  note or other document shall be deemed the adoption thereof by the corporation.

                                      -12-

                                   SECTION 13.
                                   FISCAL YEAR

     Except as from time to time  otherwise  provided by the Board of Directors, the fiscal year of the corporation shall end on the last Saturday of each year.

                                   SECTION 14.
                                   AMENDMENTS

     Except to the extent otherwise  provided by law, these By-Laws may be made, altered amended or repealed by vote of three-quarters of the directors in office or by vote of the holders of two-thirds  of the voting power of the  outstanding stock  entitled  to vote in respect  thereof,  and any  By-Laws,  whether  made, altered,  amended or repealed by the stockholders or directors,  may be altered, amended or reinstated,  as the case may be, by either the stockholders or by the directors as here-in before provided.

     Notwithstanding  the  foregoing  provisions  of this  Section  or any other section of these By-Laws, without the consent of the individual person who might be affected thereby, no new By-Law or alteration, amendment or repeal of Section
10 of these  By-Laws or any other  By-Law shall  eliminate,  reduce or adversely affect  in any way the  rights of a person  who is or was or has  agreed to be a director or officer of this Corporation or, at the request of this  Corporation, of the other  corporations or entities specified in Section 10 to be indemnified in respect of any action,  non-action or other conduct taking place prior to the effective date of such new By-Law,  alteration,  amendment or repeal, whether or not the action,  suit,  proceeding or claim in respect of which  indemnification may be sought  pursuant to Section 10 is brought  before or after the  effective date of such new By-Law, alteration, amendment or repeal.